UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2007

MATERIAL SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8803	95-2673173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 East Pratt Boulevard Elk Grove Village, Illinois	60007
(Address of Principal Executive Offices)	(Zip Code)

(847) 439-2210

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On October 2, 2007, the Board of Directors of Material Sciences Corporation (the “Company”) amended and restated Sections 8.1, 8.2, 8.3 and 8.4 of Article VIII and Sections 9.4 and 9.7 of Article IX of the Company’s By-Laws. These amendments to the Company’s By-Laws allow for the issuance of uncertificated shares. The Board of Directors adopted these amendments in order to comply with New York Stock Exchange rules which will require securities listed on the exchange to be eligible for a direct registration system by January 2008.

The amendment to the Company’s By-Laws became effective October 2, 2007.

The foregoing description of the amendments to the Company’s By-Laws is qualified in its entirety by reference to the full text of the By-Laws, a copy of the Amended and Restated Sections of By-Laws is attached as Exhibit 3.1(ii) and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
3.1(ii)	Amended and Restated Sections of By-Laws of the Company, as of October 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MATERIAL SCIENCES CORPORATION (Registrant)

Date: October 5, 2007	By:	/s/ James M. Froisland
	Name:	James M. Froisland
	Title:	Senior Vice President, Chief Financial Officer, Chief Information Officer and Corporate Secretary

MATERIAL SCIENCES CORPORATION

EXHIBIT INDEX

Exhibit No.	Document
3.1(ii)	By-Laws of the Company (as amended), as of October 2, 2007